EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER dated as of April 23, 2018 (this “Agreement”), is made and entered into by and between A. H. Belo Corporation, a Delaware corporation (the “Parent Corporation”), and A. H. Belo Texas, Inc., a Texas corporation and a wholly owned subsidiary of the Parent Corporation ( “New AHC”).

RECITALS

WHEREAS, the Parent Corporation owns all of the issued and outstanding shares of capital stock of New AHC;

WHEREAS, the board of directors of each of the Parent Corporation and New AHC has determined it advisable and in the best interests of such corporation and its stockholders that the Parent Corporation merge with and into New AHC, with New AHC being the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the board of directors of each of the Parent Corporation and New AHC has approved and declared advisable this Agreement and directed that this Agreement be submitted to a vote of its stockholders.

NOW, THEREFORE, in consideration of the premises and of the agreements of the parties contained herein, the parties hereby agree as follows:

SECTION 1.

DEFINITIONS

1.1    Effective Time. “Effective Time” shall mean the date and time on which the Merger contemplated by this Agreement becomes effective pursuant to the laws of the States of Texas and Delaware, as determined in accordance with Section 2.2 of this Agreement.

1.2    Merger. “Merger” shall refer to the merger of the Parent Corporation with and into New AHC as provided in Section 2.1 of this Agreement.

SECTION 2.

TERMS OF MERGER

2.1    Merger. Subject to the terms and conditions set forth in this Agreement, at the Effective Time, the Parent Corporation shall be merged with and into New AHC in accordance with applicable law. New AHC shall be the surviving entity resulting from the Merger and shall continue to exist and to be governed by the laws of the State of Texas under the corporate name “A. H. Belo Corporation” (the “Surviving Corporation”) At the Effective Time: (a) the separate existence of the Parent Corporation shall cease; (b) all rights, title, and interests to all real estate and other property owned by the Parent Corporation and New AHC is allocated to and vested, subject to any existing liens or other encumbrances on the property, in the Surviving Corporation without reversion or impairment, any further act or deed, or any transfer or assignment having occurred; (c) all liabilities and obligations of New AHC and the Parent Corporation (including, without limitation, all liabilities and obligations of the Parent Corporation with respect to rights of indemnification and to advancement of expenses under the Delaware General Corporation Law and the bylaws of the Parent Corporation held by persons entitled to such rights, whether or not any action, suit or proceeding had been brought against such persons at or prior to the Effective Time) shall be liabilities and obligations of the Surviving Corporation; (d) the Surviving Corporation shall be the primary obligor for such liabilities or obligations; and (e) the Surviving Corporation shall be substituted in any proceeding pending by or against the Parent Corporation or New AHC.

2.2    Effective Time. On the date of the closing of the Merger, the Surviving Corporation shall cause a Certificate of Merger to be executed and filed with the Secretary of State of Texas (the “Texas Certificate of

Merger”) and a Certificate of Merger to be executed and filed with the Secretary of State of Delaware (the “Delaware Certificate of Merger”). The Merger shall become effective upon the date and time specified in the Texas Certificate of Merger and the Delaware Certificate of Merger (the “Effective Time”).

2.3    Certificate of Formation. The Certificate of Formation of New AHC as in effect at the Effective Time shall be amended to change the name of New AHC to “A. H. Belo Corporation,” each reference therein to “A. H. Belo Texas, Inc.” shall be changed to “A. H. Belo Corporation” and, as so amended, shall be the Certificate of Formation of the Surviving Corporation.

2.4    Bylaws. The Bylaws of New AHC as in effect at the Effective Time shall be amended to change the name of New AHC to “A. H. Belo Corporation,” each reference therein to “A. H. Belo Texas, Inc.” shall be changed to “A. H. Belo Corporation” and, as so amended, shall be the Bylaws of the Surviving Corporation.

2.5    Board of Directors. The persons who are directors of New AHC immediately prior to the Effective Time shall, after the Effective Time, be the directors of the Surviving Corporation, without change, until their respective successors are duly elected and qualified.

2.6    Officers. The persons who are officers of New AHC immediately prior to the Effective Time shall, after the Effective Time, be the officers of the Surviving Corporation, without change, until their respective successors are duly elected and qualified.

SECTION 3.

EFFECT OF MERGER ON CAPITAL STOCK

3.1    Effect of Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the Parent Corporation or its stockholders, or the Surviving Corporation:

(a)    Each issued and outstanding share of Series A common stock, par value $0.01 per share, of the Parent Corporation (the “Parent Corporation Series A Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one fully paid and non-assessable share of Series A common stock, par value $0.01 per share, of the Surviving Corporation (the “Surviving Corporation Series A Shares”).

(b)    Each issued and outstanding share of Series B common stock, par value $0.01 per share, of the Parent Corporation (the “Parent Corporation Series B Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one fully paid and non-assessable share of Series B common stock, par value $0.01 per share, of the Surviving Corporation (the “Surviving Corporation Series B Shares”).

(c)    Each Parent Corporation Series A Share and Parent Corporation Series B Share held in treasury of the Parent Corporation immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Parent Corporation, be converted into one fully paid and non-assessable Surviving Corporation Series A Share or Surviving Corporation Series B Share, as applicable.

(d)    Each share of capital stock of New AHC issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Surviving Corporation, be cancelled and retired and shall cease to exist, and shall not be converted into shares or other securities of the Surviving Corporation or the right to receive cash or any other property or rights.

(e)    At and after the Effective Time, each stock certificate which immediately prior to the Effective Time represented outstanding Parent Corporation Series A Shares or Parent Corporation Series B Shares, as applicable (a “Delaware Certificate”), shall be deemed and treated for all purposes to evidence ownership of, and to represent, the number of Surviving Corporation Series A Shares or Surviving Corporation Series B Shares, as applicable, into which the Parent Corporation Series A Shares or Parent Corporation Series B Shares, as applicable, represented by such Delaware Certificate immediately prior to the Effective Time were converted pursuant to this Agreement. The registered holder of any Delaware Certificate outstanding immediately prior to the Effective Time, as such holder appears in the books and records of the Parent Corporation, or of the transfer agent in respect of the Parent Corporation Series A Shares or the Parent Corporation Series B Shares, as applicable, immediately prior to the Effective Time, shall, until such Delaware Certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends or other distributions on, the Surviving Corporation Series A Shares or the Surviving Corporation Series B Shares, as applicable, into which the Parent Corporation Series A Shares or the Parent Corporation Series B Shares, as applicable, represented by any such Delaware Certificate were converted pursuant this Agreement.

(f)    Each holder of a Delaware Certificate shall, upon the surrender of such Delaware Certificate to the Surviving Corporation, or the transfer agent in respect of the Surviving Corporation Series A Shares or the Surviving Corporation Series B Shares, as applicable, for cancellation after the Effective Time, be entitled to receive from the Surviving Corporation, or the transfer agent in respect of the Surviving Corporation Series A Shares or the Surviving Corporation Series B Shares, as applicable, a certificate (a “Texas Certificate”) representing the number of Surviving Corporation Series A Shares or the Surviving Corporation Series B Shares, as applicable, into which the Parent Corporation Series A Shares or the Parent Corporation Series B Shares, as applicable, represented by such Delaware Certificate were converted pursuant to this Agreement. If any such Texas Certificate is to be issued in a name other than that in which the Delaware Certificate surrendered for exchange is registered, such exchange shall be conditioned upon (i) the Delaware Certificate so surrendered being properly endorsed or otherwise in proper form for transfer and (ii) the person requesting such exchange either paying any transfer or other taxes required by reason of the issuance of the Texas Certificate in a name other than that of the registered holder of the Delaware Certificate surrendered, or establishing to the satisfaction of the Surviving Corporation, or the transfer agent in respect of Surviving Corporation Series A Shares or the Surviving Corporation Series B Shares, as applicable, that such tax has been paid or is not applicable.

(g)    Where no Delaware Certificate has been issued in the name of a holder of Parent Corporation Series A Shares or Parent Corporation Series B Shares, as applicable, a “book entry” (i.e., a computerized or manual entry) shall be made in the shareholder records of the Surviving Corporation to evidence the issuance to such holder of an equal number of Surviving Corporation Series A Shares or Surviving Corporation Series B Shares, as applicable.

3.2    Equity Plans.

(a)    As of the Effective Time, the Surviving Corporation hereby assumes each of: (i) the A. H. Belo Savings Plan as Amended and Restated Effective January 1, 2015, as further amended; (ii) the A. H. Belo Corporation 2008 Incentive Compensation Plan, as amended; and (iii) the A. H. Belo Corporation 2017 Incentive Compensation Plan (collectively, the “Equity Plans”).

(b)    Each outstanding option under the Equity Plans shall, by virtue of the Merger and without any action of the part of the holder of such option, be converted into and become an option to purchase the same number of Surviving Corporation Series A Shares or the Surviving Corporation Series B Shares, as applicable, at the same option price per share and upon the same terms and subject to the same conditions as set forth in the applicable plan and any related award agreement as in effect immediately prior to the Effective Time.

(c)    The terms and conditions of any restricted stock award shall not be changed as a result of the Merger and shall continue to apply to the Surviving Corporation Series A Shares or the Surviving Corporation Series B Shares subject to the Equity Plans and any applicable award agreement. In addition, Surviving Corporation Series A Shares or the Surviving Corporation Series B Shares, as applicable, shall become issuable upon the settlement of awards of restricted stock units granted under the Equity Plans by virtue of the Merger and without any action on the part of the holder of any such restricted stock unit, upon the same terms and subject to the same conditions as set forth in the applicable plan and any related award agreement as in effect immediately prior to the Effective Time.

(d)    The Surviving Corporation shall assume each of the Parent Corporation’s other employee benefit plans and arrangements and the obligations of the Parent Corporation thereunder upon the same terms and subject to the same conditions as set forth in such plans and arrangements as in effect immediately prior to the Effective Time.

(e)    Prior to the Effective Time, the Parent Corporation shall take all actions as are reasonably necessary to effect the treatment of the Equity Plans, options, restricted shares and awards of restricted stock units as set forth in this Section 3.2 in accordance with applicable law and the terms of the Equity Plans, if applicable, and any contracts evidencing the options, restricted shares and awards of restricted stock units.

SECTION 4.

MISCELLANEOUS

4.1    Plan of Reorganization. Each party to this Agreement agrees to treat the Merger for all income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

4.2    Stockholder Approval. This Agreement will be submitted to a vote of the stockholders of the Parent Corporation in accordance with the laws of the State of Delaware and to a vote of the sole shareholder of New AHC in accordance with the laws of the State of Texas. In the event that this Agreement shall not be adopted by the requisite vote of the stockholders of the Parent Corporation or the sole shareholder of New AHC entitled to vote thereon, this Agreement shall thereupon be terminated without further action of the parties hereto.

4.3    Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify, amend or supplement this Agreement, whether before or after the adoption of this Agreement by the stockholders of the Parent Corporation or the sole shareholder of New AHC; provided, however, that after any such adoption, there shall not be made any amendment that by law requires the further approval by such stockholders of the Parent Corporation or the sole shareholder of New AHC without such further approval

4.4    Abandonment. At any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the board of directors of either the Parent Corporation or the Surviving Corporation or both, notwithstanding the adoption of this Agreement by the stockholders of the Parent Corporation or the sole shareholder of New AHC.

4.5    Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of the Parent Corporation such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Parent Corporation, and otherwise to carry out the purposes of this Agreement. The officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Parent Corporation or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.6    Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

4.7    GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

4.8    Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, between the parties, with respect to the subject matter hereof.

4.9    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

4.10    Headings. The headings therein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

4.11    Service of Process. The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent corporation of the State of Delaware, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, and does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware is 1954 Commerce Street, Dallas, Texas 75201.

[Signatures on next page]

IN WITNESS WHEREOF, the undersigned corporations have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

PARENT CORPORATION:

A. H. BELO CORPORATION, a Delaware corporation

By:	/s/ Christine E. Larkin
Name:	Christine E. Larkin
Title:	Secretary

NEW AHC:

A. H. BELO TEXAS, INC., a Texas corporation

By:	/s/ Christine E. Larkin
Name:	Christine E. Larkin
Title:	Secretary